UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 30, 2020

Date of report (Date of earliest event reported)

GOODRICH PETROLEUM CORPORATION
(Exact Name of Registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Louisiana St., Suite 700 Houston, Texas 77002
(Address of principal executive offices)

(713) 780-9494
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	GDP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 30, 2020, Goodrich Petroleum Corporation (the “Company”) entered into a Third Amendment (the “Amendment”) to the Company’s Second Amended and Restated Senior Secured Revolving Credit Agreement (the “2019 Senior Credit Facility”) with Goodrich Petroleum Company, L.L.C. (the “Subsidiary”), as borrower, Truist Bank, as administrative agent, and the lenders party thereto, pursuant to which, among other things, the lenders agreed to waive the default caused by our failure to comply with the current ratio financial covenant under the 2019 Senior Credit Facility as of the last day of the fiscal quarter ended September 30, 2020.  The Amendment also decreased the maximum ratio of Net Funded Debt to EBITDAX from 4.00 to 1.00 to 3.50 to 1.00.  In addition, the Amendment added an anti-cash hoarding covenant, which requires mandatory prepayments of the loans then outstanding with the amount of certain cash on the balance sheet in excess of $10 million, as set forth in greater detail in the Amendment.

The foregoing description of the Amendment is qualified in its entirety by reference to such Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description
10.1	Third Amendment to Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of October 30, 2020, among Goodrich Petroleum Corporation, as Parent Guarantor, Goodrich Petroleum Company, L.L.C., as Borrower, Truist Bank, as Administrative Agent, and the Lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION

November 5, 2020	By:	/s/ Michael J. Killelea
	Name:	Michael J. Killelea
	Title:	Executive Vice President, General Counsel and Corporate Secretary

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